Exhibit 10.2

CATELLUS DEVELOPMENT CORPORATION

2003 PERFORMANCE AWARD PLAN

(Restated to Incorporate Amendments through May 5, 2004)

-i-

CATELLUS DEVELOPMENT CORPORATION

2003 PERFORMANCE AWARD PLAN

SECTION 1. Purpose.

The purpose of this Plan is to benefit the Corporation’s stockholders by encouraging high levels of performance by individuals who contribute to the success of the Corporation and its Subsidiaries and to enable the Corporation and its Subsidiaries to attract, motivate, retain and reward talented and experienced individuals. This Plan is also intended to enable the Corporation to attract, motivate and retain experienced and knowledgeable independent directors through the benefits provided under Sections 9 and 10.

SECTION 2. Definitions; Rules of Construction.

(a) Defined Terms. The terms defined in this Section shall have the following meanings for purposes of this Plan:

“Award” means an award granted pursuant to Section 4, Section 9 or Section 10.

“Award Agreement” means an agreement described in Section 6, Section 9 or Section 10 entered into between the Corporation and a Participant, setting forth the terms and conditions of an Award granted to a Participant.

“Beneficiary” means a person or persons (including a trust or trusts) validly designated by a Participant or, in the absence of a valid designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Award Agreement and under this Plan in the event of a Participant’s death.

“Board of Directors” or “Board” means the Board of Directors of the Corporation.

“Business Combination” is defined in Section 7(c)(3).

“Cash-Based Awards” means Awards, as described in Section 4(a)(5), that, if paid, must be paid in cash and that are neither denominated in nor have a value derived from the value of, nor an exercise or conversion privilege at a price related to, shares of Stock.

“Change of Control” is defined in Section 7(c).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation and Benefits Committee or the Special Committee, unless the context requires otherwise, except that in the case of Awards to Non-Employee Directors, “Committee” means the Board.

“Compensation and Benefits Committee” means the Compensation and Benefits Committee of the Board, whose members are appointed by the Board from time to time. All of the members of the Compensation and Benefits Committee, which may not be less than two, are intended at all

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times to qualify as “outside directors” within the meaning of Section 162(m) of the Code, and as “non-employee directors” within the meaning of Rule 16b-3; provided, however, that the failure of a member of such committee to so qualify shall not be deemed to invalidate any Award granted by such committee. Although the Compensation and Benefits Committee has the authority under the Plan to make grants of Awards to any Employee or Officer, it is anticipated that the Compensation and Benefits Committee will make grants of Awards only to those Employees and Officers who are subject to Section 16 of the Exchange Act or Section 162(m) of the Code and the rules promulgated thereunder.

“Corporation” means Catellus Development Corporation.

“Deferral Plan” means the Corporation’s Non-Employee Directors Deferred Stock Compensation Plan, which has been terminated.

“Director Restricted Stock Unit” means a non-voting unit of measurement that is deemed for bookkeeping purposes to be equivalent to one outstanding share of Common Stock of the Corporation (subject to adjustment) solely for purposes of this Plan.

“Director Restricted Stock Unit Account” means the bookkeeping account established under Section 9 and maintained by the Corporation on behalf of each Participant and credited with Director Restricted Stock Units in accordance with Section 9.

“Director Restricted Stock Unit Award” means a deferred payment award payable in Common Stock based on Director Restricted Stock Units credited to a Director Restricted Stock Unit Account under Section 9.

“Director Stock Unit” means a non-voting unit of measurement that is deemed for bookkeeping purposes to be equivalent to one outstanding share of Common Stock of the Corporation (subject to adjustment) solely for purposes of this Plan.

“Director Stock Unit Account” means the bookkeeping account established under Section 10 and maintained by the Corporation on behalf of each Participant and credited with Director Stock Units in accordance with Section 10.

“Director Stock Unit Award” means a deferred payment award payable in Common Stock based on Director Stock Units credited to a Director Stock Unit Account under Section 10.

“Distribution Subaccounts” is defined in Appendix A-2, Section 3(a).

“Dividend Equivalent” means the right to receive the equivalent value (in cash or common stock) of dividends paid on Stock.

“EBIDTA” means earnings before interest, depreciation, taxes and amortization.

“Employee” means any employee (whether or not also a director) of the Corporation or any of its Subsidiaries, but excludes any part-time employee (defined for these purposes as a person regularly working fewer than 30 hours per week) or a temporary employee.

“EPS” means earnings per common share on a fully diluted basis determined by dividing (i) net earnings, less dividends on preferred stock of the Corporation by (ii) the weighted average number of common shares and common share equivalents outstanding.

“EVA” means economic value added. EVA shall be computed by multiplying the difference between the rate of return on capital and the cost of capital by the economic book value of the capital committed to the business, as determined by the Committee at the time an Award is granted.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Executive Officer” means executive officer as defined in Rule 3b-7 under the Exchange Act, provided that, if the Board has designated the executive officers of the Corporation for purposes of reporting under the Exchange Act, the designation shall be conclusive for purposes of this Plan.

“Fair Market Value” means the closing price of the relevant security for the applicable date as reported on the composite tape of New York Stock Exchange issues (or, if the security is not so listed, the principal national stock exchange on which the security is then listed or, if the security is not listed on any national stock exchange, such other reporting system as shall be selected by the Committee). The Committee shall determine the Fair Market Value of any security that is not publicly traded using criteria as it shall determine, in its sole discretion, to be appropriate for the valuation.

“FFO” means funds from operations for the applicable period, as reflected in the Corporation’s periodic financial reports for the period, on an aggregate, diluted and/or per share basis.

“For Cause” means (i) the continued failure by the Participant to substantially perform his or her duties with the Corporation or a Subsidiary (other than any such failure resulting from his or her incapacity due to physical or mental illness), or (ii) conduct by the Participant which is materially injurious to the Corporation or a Subsidiary, monetarily or otherwise, in either case as determined by the Committee.

“Incentive Stock Option” is defined in Section 4(a)(2).

“Incumbent Board” is defined in Section 7(c)(2).

“Insider” means any person who is subject to Section 16(b) of the Exchange Act.

“Meeting Fees” is defined in Appendix A-2, Section 3(a).

“Net Cash Flow” means cash and cash equivalents derived from either (i) net cash flow from operations or (ii) net cash flow from operations, financings, and investing activities, as determined by the Committee at the time an Award is granted.

“Non-Employee Director” means a member of the Board of Directors of the Corporation who is not also an Employee.

“Nonqualified Stock Option” is defined in Section 4(a)(1).

“Officer” means any officer (whether or not also an employee) of the Corporation or any of its Subsidiaries, but excludes, in the case of an Incentive Stock Option, an Officer of any Subsidiary that is not a “subsidiary corporation” of the Corporation as defined in Code Section 424(f).

“Option” means a Nonqualified Stock Option or an Incentive Stock Option, as described in Section 4(a)(1) or (2).

“Participant” means any Employee, any Officer or any Non-Employee Director who is granted an Award pursuant to this Plan that remains outstanding.

“Performance-Based Awards” is defined in Section 4(b).

“Performance Goal” means EBITDA, EPS, EVA, FFO, ROE, Net Cash Flow, Total Stockholder Return, any individual quantity that is used to determine any of the foregoing, receipt of entitlements or natural resource permits, completion or closing of transactions, construction or inventory or investment activity, bringing assets to market, hiring or other staffing targets, resolution of administrative or judicial proceedings or disputes, new clients, customers, or relationships, and any budget or projections for any of the preceding items for future expenses. “Performance Goals” means any combination of the items listed in the preceding sentence.

“QDRO” means a qualified domestic relations order as defined in Section 414(p) of the Code or Title I, Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended from time to time (to the same extent as if this Plan was subject thereto), or the applicable rules thereunder.

“Qualifying Option” is defined in Section 4(b).

“Qualifying Stock Appreciation Right” is defined in Section 4(b).

“Retainer” means the annual retainer payable by the Corporation to a Non-Employee Director.

“ROE” means consolidated net income of the Corporation (less preferred dividends) divided by the average consolidated common stockholders equity.

“Rule 16b-3” means Rule 16b-3 under Section 16 of the Exchange Act, as amended from time to time.

“Share-Based Awards” means Awards, as described in Sections 4(a)(1) through (4), that are payable or denominated in or have a value derived from the value of, or an exercise or conversion privilege at a price related to, shares of Stock and Awards under Section 10.

“Share Units” means the number of units under a Share-Based Award that is payable solely in cash or is actually paid in cash, determined by reference to the number of shares of Stock by which the Share-Based Award is measured.

“Special Committee” means a committee consisting of one or more members of the Board that is appointed by the Board from time to time. The member or members of the Special Committee need not qualify as “outside directors” within the meaning of Section 162(m) of the Code, or as “non-employee directors” within the meaning of Rule 16b-3. Although the Special Committee has the authority under the Plan, within limits (if any) authorized by the Compensation and Benefits Committee, or the Board, to make grants of Awards to any Employee or Officer, it is anticipated that if any member of the Special Committee does not qualify as an “outside director” or “non-employee director,” the Special Committee will make grants of Awards only to those Participants who are not subject to Section 16 of the Exchange Act or Section 162(m) of the Code and the rules promulgated thereunder.

“Stock” means shares of Common Stock of the Corporation, par value $.01 per share, subject to adjustments made under Section 7 or by operation of law.

“Stock Appreciation Right” is defined in Section 4(a)(3).

“Stock Trading Price” means the average of the closing prices of the relevant security for 30 consecutive days as reported on the composite tape of New York Stock Exchange issues (or, if the security is not so listed, the principal national stock exchange on which the security is then listed or, if the security is not listed on any national stock exchange, such other reporting system as shall be selected by the Committee). The Committee shall determine the Stock Trading Price of any security that is not publicly traded using criteria that it shall determine, in its sole discretion, to be appropriate for the valuation.

“Subsidiary” means, as to any person, any corporation, association, partnership, joint venture or other business entity of which 50% or more of the voting stock or other equity interests (in the case of entities other than corporations) is owned or controlled (directly or indirectly) by that entity, or by one or more of the Subsidiaries of that entity, or by a combination thereof.

“Total Stockholder Return” means, with respect to the Corporation or other entities (if measured on a relative basis), the (i) change in the market price of its common stock (as quoted in the principal market on which it is traded as of the beginning and ending of the period) plus dividends and other distributions paid, divided by (ii) the beginning quoted market price, all of which is adjusted for any changes in equity structure including, but not limited to, stock splits and stock dividends.

(b) Financial and Accounting Terms. Except as otherwise expressly provided or the context otherwise requires, financial and accounting terms, including terms defined herein as Performance Goals, are used as defined for purposes of, and shall be determined in accordance with, generally accepted accounting principles and as derived from the audited consolidated financial statements of the Corporation, prepared in the ordinary course of business.

(c) Rules of Construction. For purposes of this Plan and the Award Agreements, unless otherwise expressly provided or the context otherwise requires, the terms defined in this Plan include the plural and the singular, and pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms.

SECTION 3. Eligibility.

Any one or more Awards may be granted to any Employee or any Officer who is designated by the Compensation and Benefits Committee or the Special Committee to receive an Award. Non-Employee Directors shall not be eligible to receive any Awards except for (a) the Nonqualified Stock Options, Stock Appreciation Rights, restricted stock awards and/or Director Restricted Stock Units to the extent provided under the provisions of Section 9, and (b) Director Stock Unit Awards pursuant to Section 10.

SECTION 4. Awards.

(a) Type of Awards. Each Committee may grant any of the following types of Awards, either singly, in tandem, or in combination with other Awards:

(1) Nonqualified Stock Options. A Nonqualified Stock Option is an Award in the form of an option to purchase Stock that is not intended to comply with the requirements of Code Section 422. The exercise price of each Nonqualified Stock Option granted under this Plan shall be not less than the Fair Market Value of the Stock on the date that the Option is granted.

(2) Incentive Stock Options.

(A) General Code Provisions. An Incentive Stock Option is an Award in the form of an option to purchase Stock that is intended to comply with the requirements of Code Section 422 or any successor section of the Code. Incentive Stock Options may only be granted to Employees of the Corporation or a Subsidiary that qualifies as a “subsidiary corporation” pursuant to Section 424(f) of the Code. For this purpose, a “subsidiary corporation” means any Subsidiary that is a corporation in an unbroken chain of corporations beginning with the Corporation if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain of corporations owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The exercise price of each Incentive Stock Option granted under this Plan shall be not less than the Fair Market Value of the Stock on the date that the Option is granted; provided, however, that the exercise price of any Incentive Stock Option granted to a Participant who owns more than 10% of the total combined voting power of all classes of stock of the Corporation or any Subsidiary shall not be less than 110% of such Fair Market Value. In addition, the Committee shall include such other terms of any Incentive Stock Option as it deems necessary or desirable to qualify the Option as an incentive stock option under the provisions of Section 422 of the Code.

(B) $100,000 Limit. To the extent that the aggregate “fair market value” of Stock with respect to which one or more incentive stock options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Corporation or of other entities referenced in Code Section 422(d)(1), the Options shall be treated as Nonqualified Stock Options. In reducing the number of options treated as incentive stock options to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

(3) Stock Appreciation Rights. A Stock Appreciation Right is an Award in the form of a right to receive, upon surrender of the right, but without other payment, an amount based on appreciation in the value of Stock over a base price established in the Award, payable in cash, Stock or such other form or combination of forms of payout, at times and upon conditions (which may include a Change of Control), as may be approved by the Committee. The minimum base price of a Stock Appreciation Right granted under this Plan shall be not less than the lower of the Fair Market Value of the underlying Stock on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right related to an Option (whether already outstanding or concurrently granted), the exercise price of the related Option.

(4) Other Share-Based Awards. Each Committee may from time to time grant Awards under this Plan that provide Participants with Stock or the right to purchase Stock, or provide other incentive Awards (including, but not limited to, restricted stock, phantom stock or units, performance stock or units, bonus stock, dividend equivalent units, partnership profits interest convertible to Stock, convertible preferred stock, convertible debentures, exchangeable securities or similar securities or rights) that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in shares of Stock, as well as Awards valued by reference to Subsidiary performance. The Awards shall be in a form determined by the Committee, provided that the Awards shall not be inconsistent with the other express terms of this Plan.

(5) Cash-Based Awards. Cash-Based Awards are Awards that provide Participants with the opportunity to earn a cash payment based upon the level of performance relative to one or more performance goals established by the Committee for an award cycle consisting of any period of time up to five years. For each award cycle, the Committee shall determine the size of the Awards, the performance goals, the performance target levels as to each of the performance goals, the level or levels of achievement necessary for award payments and the weighting of the performance goals, if more than one performance goal is applicable.

(b) Special Performance-Based Awards. Without limiting the generality of the foregoing, any of the type of Awards listed in Section 4(a) also may be granted by the Compensation and Benefits Committee as awards that satisfy the requirements for “performance-based compensation” within the meaning of Code Section 162(m) (“Performance-Based Awards”), the grant, vesting, exercisability, or payment of which depends on the degree of achievement of the specific and preestablished target levels established by the Compensation and Benefits Committee with respect to one or more of the Performance Goals for the Corporation, any of its subsidiaries, or any of their divisions or other business units, or any groups thereof. Notwithstanding anything contained in this Section 4(b) to the contrary, any Option or Stock Appreciation Right awarded by the Compensation and Benefits Committee with an exercise price or a base price not less than Fair Market Value on the date of grant shall be subject only to the requirements of clauses (1) and (3)(A) below in order for such Awards to satisfy the requirements for Performance-Based Awards under this Section 4(b) (with such Awards hereinafter referred to as a “Qualifying Option,” or a “Qualifying Stock Appreciation Right,”

respectively). With the exception of any Qualifying Option or Qualifying Stock Appreciation Right, an Award by the Compensation and Benefits Committee that is intended to satisfy the requirements of this Section 4(b) shall be designated as a Performance-Based Award at the time of grant.

(1) Eligible Class. The eligible class of persons for Awards under this Section 4(b) shall be all Employees and Officers.

(2) Performance Goals. The specific performance targets for any Awards under this Section 4(b) (other than Qualifying Options and Qualifying Stock Appreciation Rights) shall be, on an absolute or relative basis, based on one or more of the Performance Goals. The specific performance target(s) with respect to Performance Goal(s) must be established by the Compensation and Benefits Committee in advance of the deadlines applicable under Code Section 162(m) and while the performance relating to the Performance Goal(s) remains substantially uncertain. The Compensation and Benefits Committee shall provide, in terms of an objective formula or standard for each Participant, the method of computing the maximum amount payable or maximum number of shares of Stock or Share Units issuable to the Participant if the specific targets are attained (subject to the other provision of this Plan). The objective formula or standard shall preclude the use of discretion to increase the amount of any cash or shares of Stock or Stock Units earned pursuant to the terms of an Award.

(3) Individual Limits.

(A) Share-Based Awards. The maximum number of shares of Stock or Share Units that are issuable under Options, Stock Appreciation Rights or other Share-Based Awards (described under Section 4(a)(4)) that are granted as Performance-Based Awards during any one calendar year to any one Participant under this Plan shall not exceed 1,000,000, either individually or in the aggregate, subject to adjustment as provided in Section 7. Awards that are canceled during the year shall be counted against this limit to the extent required by Code Section 162(m).

(B) Cash-Based Awards. The aggregate amount of compensation to be paid to any Participant under this Plan in respect of Cash-Based Awards that are granted during any one calendar year to any one individual as Performance-Based Awards shall not exceed $2,500,000.

(4) Committee Certification. Before any Performance-Based Award under this Section 4(b) (other than Qualifying Options and Qualifying Stock Appreciation Rights) is paid, the Compensation and Benefits Committee must certify in writing (by resolution or otherwise) that the applicable Performance Goal(s) and any other material terms of the Performance-Based Award were satisfied; provided, however, that a Performance-Based Award may be paid without regard to the satisfaction of the applicable Performance Goal in the event of a Change of Control as provided in Section 7(b).

(5) Terms and Conditions of Awards; Committee Discretion to Reduce Performance Awards. The Compensation and Benefits Committee shall have discretion to determine the conditions, restrictions or other limitations, in accordance with the terms of this Plan and Code

Section 162(m), on the payment of individual Performance-Based Awards under this Section 4(b). To the extent set forth in an Award Agreement, the Compensation and Benefits Committee may reserve the right to reduce the amount payable in accordance with any standards or on any other basis (including the Committee’s discretion), as the Compensation and Benefits Committee may impose.

(6) Adjustments. In the event of (i) a change in corporate capitalization, a corporate transaction or a complete or partial corporate liquidation, or (ii) any extraordinary gain or loss or other event that is treated for accounting purposes as an extraordinary item under generally accepted accounting principles, or (iii) any material change in accounting policies or practices affecting the Corporation and/or the Performance Goals or targets, then, to the extent any of the foregoing events (or a material effect thereof) was not anticipated at the time the targets were set, the Compensation and Benefits Committee shall make adjustments to the Performance Goals and/or targets, applied as of the date of the event, and based solely on objective criteria, so as to neutralize, in the Compensation and Benefits Committee’s judgment, the effect of the event on the applicable Performance-Based Award. In addition, the Compensation and Benefits Committee may determine at the time the specific performance targets are established that adjustments shall apply to the objective formula or standard with respect to the applicable performance target to take into account, in whole or in part, in any manner specified by the Compensation and Benefits Committee, any one or more of the following events that is anticipated to occur during the performance period: (i) a change in corporate capitalization, a corporate transaction or a complete or partial corporate liquidation, (ii) any extraordinary gain or loss or other extraordinary item, or (iii) any material change in accounting policies or practices, which adjustments shall be determined in accordance with generally accepted accounting principles and standards unless the Compensation and Benefits Committee designates another objective method of measurement.

(7) Interpretation. Except as specifically provided in this Section 4(b), the provisions of this Section 4(b) shall be interpreted and administered by the Compensation and Benefits Committee in a manner consistent with the requirements for exemption of Performance-Based Awards granted to Executive Officers as “performance-based compensation” under Code Section 162(m) and regulations and other interpretations issued by the Internal Revenue Service thereunder.

(c) Maximum Term of Awards. Except as provided in or pursuant to Section 10, no Award that contemplates exercise or conversion may be exercised or converted to any extent, and no other Award that defers vesting, shall remain outstanding and unexercised, unconverted or unvested more than 10 years after the date the Award was initially granted.

SECTION 5. Shares of Stock and Units Available under Plan.

(a) Aggregate Share and Unit Limit. The maximum number of shares of Stock that may be issued pursuant to this Plan for all Share-Based Awards (including Incentive Stock Options, Share Units, and Director Stock Units) is 2,000,000, subject to adjustment as provided in this Section 5 or Section 7. Of that number, all may be issued as Options but no more than 1,500,000 shares may be issued as restricted stock and/or pursuant to Share-Based Awards other than (1) Options, (2) Stock Appreciation Rights, (3) Director Stock Units, or (4) Awards granted in lieu of cash compensation that would otherwise be payable to the Participant and have a value equal to such cash compensation.

(b) Reissue of Shares and Other Awards. Any unexercised, unconverted, unvested or undistributed portion of any expired, canceled, terminated, or forfeited Award, or any alternative form of consideration under an Award that is not paid in connection with the settlement of an Award or any portion of an Award, shall again be available for Award under Section 5(a) or 5(b), as applicable, whether or not the Participant has received benefits of ownership (such as dividends or dividend equivalents or voting rights) during the period in which the Participant’s ownership was restricted or otherwise not vested. Shares of Stock that are issued pursuant to Awards and subsequently reacquired by the Corporation pursuant to the terms and conditions of the Awards shall be available for reissuance under the Plan. If the Corporation withholds shares of Stock pursuant to Section 5(g), the number of shares that would have been deliverable with respect to an Award but that are withheld may in effect not be issued but the aggregate number of shares issuable with respect to the applicable Award shall be reduced by the number of shares withheld and such shares shall be available for additional Awards under this Plan.

(c) Interpretive Issues. Additional rules for determining the number of shares of Stock or Share Units authorized under this Plan may be adopted by the Committee, as it deems necessary or appropriate.

(d) Source of Shares; No Fractional Shares. The Stock that may be issued (which term includes Stock reissued or otherwise delivered) pursuant to an Award under this Plan may be treasury or authorized but unissued Stock or Stock reacquired, subsequently or in anticipation of a transaction under this Plan, in the open market or in privately negotiated transactions to satisfy the requirements of this Plan. No fractional shares shall be issued but fractional interests may be accumulated. The Committee, however, may determine that cash, other securities, or other property will be paid or transferred in lieu of any fractional share interests.

(e) Consideration. The Stock issued under this Plan may be issued (subject to Section 12(d)) for any lawful form of consideration, the value of which equals the par value of the Stock or such greater or lesser value as the Committee, consistent with Sections 12(d), 4(a)(1), 4(a)(2) and 4(a)(3), may require.

(f) Purchase or Exercise Price; Withholding. The exercise or purchase price (if any) of the Stock issuable pursuant to any Award and any withholding obligation under applicable tax laws shall be paid in cash or, subject to the Committee’s express authorization and the restrictions, conditions and procedures the Committee may impose, any one or combination of (i) cash, (ii) a check payable to the order of the Corporation, (iii) the delivery of shares of Stock, provided that any such shares used in payment shall have been owned by the Participant at least six months prior to the date of exercise (or with the consent of the Committee, for less than six months), (iv) a reduction in the amount of Stock or other amounts otherwise issuable or payable pursuant to such Award, (v) notice and third party payment in such manner as may be authorized by the Committee in accordance with Section 5(g) below, or (vi) with respect to a Participant who is not an Executive Officer or a director of the Corporation the delivery of a promissory note, or other obligation for the future payment in money, the terms and conditions of which shall be determined (subject to Section 12(d)) by the Committee. In the case of a payment by the means described in clause (iii) or (iv) above, the Stock to be so delivered or offset shall be determined by reference to the Fair Market Value of the Stock on the date as of which the payment or offset is made.

(g) Cashless Exercise. The Committee may permit the exercise of the Award and payment of any applicable withholding tax in respect of an Award by delivery of written notice, subject to the Corporation’s receipt of a third party payment in full in cash for the exercise price and the applicable withholding prior to issuance of Stock, in the manner and subject to the procedures as may be established by the Committee.

SECTION 6. Award Agreements.

Each Award under this Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth, in the case of Share-Based Awards, the number of shares of Stock or Share Units, as applicable, subject to the Award, and the price (if any) and term of the Award and, in the case of Performance-Based Awards, the applicable Performance Goals. The Award Agreement shall also set forth (or incorporate by reference) other material terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of this Plan.

(a) Incorporated Provisions. Award Agreements shall be subject to the terms of this Plan and shall be deemed to include the following terms, unless the Committee in the Award Agreement otherwise (consistent with applicable legal considerations) provides:

(1) Nonassignability. The Award shall not be assignable nor transferable, except (A) by will or by the laws of descent and distribution, or (B) in the case of an Award that is not an Incentive Stock Option, pursuant to a QDRO or any other exception to transfer restrictions expressly permitted by the Committee and set forth in the Award Agreement (or an amendment thereto), or (C) in the case of Awards constituting Incentive Stock Options, as permitted by the Code. The restrictions on exercise and transfer shall not be deemed to prohibit, to the extent permitted by the Committee, transfers of Awards other than Incentive Stock Options without consideration for estate planning, financial planning, and charitable purposes, nor transfers to such other persons or in such other circumstances as the Committee may in the Award Agreement expressly permit. During the lifetime of a Participant the Award shall be exercised only by such Participant or by his or her guardian or legal representative, except as expressly otherwise provided consistent with the foregoing transfer restrictions. A Participant may designate a Beneficiary or Beneficiaries to receive the Participant’s benefits under the Plan in the event of the Participant’s death upon forms provided by and subject to conditions imposed by the Corporation and the designation of a Beneficiary hereunder shall not constitute a transfer prohibited by the foregoing provisions.

(2) Rights as Stockholder. A Participant shall have no rights as a holder of Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of these securities. Except as provided in Section 7, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend equivalents or similar economic benefits.

(3) Withholding. The Corporation shall be entitled to require payment in cash or deduction from other compensation payable to each Participant of any sums required by federal, state, or local tax law to be withheld with respect to the issuance, vesting, exercise, or payment of any Award. The Compensation and Benefits Committee may, in its discretion and in satisfaction of the foregoing requirement, allow such Participant to elect to have the Corporation withhold shares of Stock otherwise issuable under such Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise, or payment of any Award (or which may be repurchased from the Participant within six months after such shares of Stock were acquired by the Participant from the Corporation) to satisfy the Participant’s federal and state income and payroll tax liabilities with respect to the issuance, vesting, exercise, or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liability based on the minimum statutory withholding rates for federal and state income and payroll tax purposes that are applicable to such supplemental taxable income. In the case of an Award paid in shares of Stock, a Participant shall satisfy the withholding obligation as provided in Section 5(g).

(4) Option Holding Period. Subject to the authority of the Committee under Section 7, a minimum six-month period shall elapse between the date of initial grant of any Option and the sale of the underlying shares of Stock, and the Corporation may impose legend and other restrictions on the Stock issued on exercise of the Options to enforce this requirement.

(b) Other Provisions. Award Agreements may include other terms and conditions as the Committee shall approve including, but not limited to, the following:

(1) Termination of Employment. A provision describing the treatment of an Award in the event of the retirement, disability, death or other termination of a Participant’s employment with or services to the Corporation or any Subsidiary, including any provisions relating to the vesting, exercisability, forfeiture or cancellation of the Award in these circumstances, subject, in the case of Performance-Based Awards, to any applicable requirements for “performance-based compensation” under Code Section 162(m).

(2) Vesting; Effect of Termination; Change of Control. Any other terms consistent with the terms of this Plan as are necessary and appropriate to effect the Award to the Participant including, but not limited to, the vesting provisions, any requirements for continued employment, any other restrictions or conditions (including performance requirements) of the Award, and the method by which (consistent with Section 7) the restrictions or conditions lapse, and the effect on the Award of a Change of Control.

(3) Replacement and Substitution. Any provisions permitting or requiring the surrender of outstanding Awards or securities held by the Participant in whole or in part in order to exercise or realize rights under or as a condition precedent to other Awards, or in exchange for the grant of new or amended Awards under similar or different terms; provided, however, that no such exchange shall have the effect of reducing the exercise price or purchase price of an Award previously issued under this Plan, except in connection with an adjustment permitted pursuant to Section 7.

(4) Termination of Benefits. A provision that any and all unexercised Awards and all rights under this Plan of a Participant who received such Award (or his or her designated Beneficiary or legal representative) and the exercise or vesting thereof, shall be forfeited if, prior to the time of such exercise, the Participant shall (i) be employed by a competitor of, or shall be engaged in any activity in competition with, the Corporation without the Corporation’s consent, (ii) divulge without the Corporation’s consent any secret or confidential information belonging to the Corporation, (iii) engage in any other activities which would constitute grounds for termination For Cause, or (iv) be terminated For Cause.

(c) Contract Rights, Forms and Signatures. Any obligation of the Corporation to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and an Award Agreement. No Award shall be enforceable until the Award Agreement or a receipt has been signed by the Participant and on behalf of the Corporation by an Executive Officer (other than the recipient) or his or her delegate. By executing the Award Agreement or receipt, a Participant shall be deemed to have accepted and consented to the terms of this Plan and any action taken in good faith under this Plan by and within the discretion of the Committee, the Board of Directors or their delegates. Unless the Award Agreement otherwise expressly provides, there shall be no third party beneficiaries of the obligations of the Corporation to the Participant under the Award Agreement.

SECTION 7. Adjustments; Change of Control; Acquisitions.

(a) Adjustments. If there shall occur any recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, merger, combination, consolidation, or other reorganization or any extraordinary dividend or other extraordinary distribution in respect of the Stock (whether in the form of cash, Stock or other property), or any split-up, spin-off, extraordinary redemption, or exchange of outstanding Stock, or there shall occur any other similar corporate transaction or event in respect of the Stock, or a sale of substantially all the assets of the Corporation as an entirety, then the Committee shall, in the manner and to the extent, if any, as it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, and taking into consideration the effect of the event on the holders of the Stock:

(1) proportionately adjust any or all of

(A) the number and type of shares of Stock, Share Units and Director Stock Units which thereafter may be made the subject of Awards (including the specific maximum numbers of shares of Stock or Share Units set forth elsewhere in this Plan),

(B) the number, amount and type of shares of Stock, other property, Share Units and Director Stock Units or cash subject to any or all outstanding Awards,

(C) the grant, purchase or exercise price, or conversion ratio of any or all outstanding Awards, or of the Stock, other property or Share Units and Director Stock Units underlying the Awards,

(D) the securities, cash or other property deliverable upon exercise or conversion of any or all outstanding Awards,

(E) subject to Section 4(b), the performance targets or standards appropriate to any outstanding Performance-Based Awards, or

(F) any other terms as are affected by the event; or

(2) provide for

(A) an appropriate and proportionate cash settlement or distribution, or

(B) the substitution or exchange of any or all outstanding Awards, or the cash, securities or property deliverable on exercise, conversion or vesting of the Awards.

Notwithstanding the foregoing, in the case of an Incentive Stock Option, no adjustment shall be made which would cause this Plan to violate Section 424(a) of the Code or any successor provisions thereto, without the written consent of the Participant adversely affected thereby. The Committee may act prior to an event described in this paragraph (a) (including at the time of an Award by means of more specific provisions in the Award Agreement) if deemed necessary or appropriate to permit the Participant to realize the benefits intended to be conveyed by an Award in respect of the Stock in the case of an event described in paragraph (a).

(b) Change of Control. The Committee may, in the Award Agreement, provide for the effect of a Change of Control on an Award. Such provisions may include, but are not limited to, any one or more of the following with respect to any or all Awards: (i) the specific consequences of a Change of Control on the Awards; (ii) a reservation of the Committee’s right to determine in its discretion at any time that there shall be full acceleration or no acceleration of benefits under the Awards; (iii) that only certain or limited benefits under the Awards shall be accelerated; (iv) that the Awards shall be accelerated for a limited time only; or (v) that acceleration of the Awards shall be subject to additional conditions precedent (such as a termination of employment following a Change of Control).

In addition to any action required or authorized by the terms of an Award, the Committee may take any other action it deems appropriate to ensure the equitable treatment of Participants in the event of or in anticipation of a Change of Control including, but not limited to, any one or more of the following with respect to any or all Awards: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from, the Awards; (ii) the waiver of conditions on the Awards that were imposed for the benefit of the Corporation; (iii) provision for the cash settlement of the Awards for their equivalent cash value, as determined by the Committee, as of the date of the Change of Control; or (iv) such other modification or adjustment to the Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following the Change of Control. The Committee also may accord any Participant a right to refuse any acceleration of exercisability, vesting or benefits, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve.

Notwithstanding the foregoing provisions of this Section 7(b) or any provision in an Award Agreement to the contrary, if the vesting of any Award to any Insider is accelerated to a date that is less than six months after the date of the Award, the Committee may prohibit a sale of the underlying Stock (other than a sale by operation or law in exchange for or through conversion into other securities) until the expiration of such six-month period, and the Corporation may impose legend and other restrictions on the Stock to enforce this prohibition.

(c) Change of Control Definition. For purposes of this Plan, a “Change of Control” of the Corporation shall be deemed to have occurred upon the happening of any of the following events:

(1) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (a) the then outstanding shares of common stock of or (b) the combined voting power of the then outstanding shares of Stock and other stock of the Corporation entitled to vote generally in the election of directors. For the purposes of this subsection (1), the following shall not constitute a Change of Control:

(A) any acquisition of common stock or voting securities directly from the Corporation;

(B) any acquisition of common stock or voting securities by the Corporation or any of its Subsidiaries;

(C) any acquisition of common stock or voting securities by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its Subsidiaries;

(D) any acquisition or ownership by a Person of 25% of either the outstanding corporate common stock or the outstanding corporate voting securities as a result of an acquisition of common stock or voting securities by the Corporation which, by reducing the number of shares of common stock or voting securities of the Corporation outstanding, increases the proportionate numbers of shares beneficially owned by such Person up to 25% or more of either the outstanding corporate common stock or the outstanding corporate voting securities; provided, however, that if a Person becomes the beneficial owner of 25% or more of either the Corporation’s outstanding corporate common stock or the Corporation’s outstanding voting securities by reason of a share acquisition by the Corporation as described above, that Person shall, after such share acquisition by the Corporation, become the beneficial owner of any additional shares of common stock or voting securities of the Corporation, then such additional acquisition shall constitute a Change of Control; or

(E) any acquisition of common stock or voting securities pursuant to a transaction which complies with clauses (a), (b), and (c) of section 7(c)(3); or

(2) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the stockholders of the Corporation, was approved by a vote of at least a majority of the persons then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors; or

(3) consummation by the Corporation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets (a “Business Combination”), in each case, unless, following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding common stock or outstanding voting securities of the Corporation, immediately prior to such Business Combination beneficially own, directly and indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the outstanding corporation common stock and outstanding corporation voting securities, as the case may be, (b) no person (excluding any employee benefit plan (or related trust) of the Corporation or such corporation resulting from a Business Combination), beneficially owns, directly or indirectly, 25% or more, respectively, of the then outstanding shares of common stock in the corporation resulting from such Business Combination, except to the extent that such ownership existed prior to the Business Combination and (c) at least a majority of the members of the Board of Directors resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(4) approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

(d) Business Acquisitions. Awards may be granted under this Plan on the terms and conditions as the Committee considers appropriate, which may differ from those otherwise required by this Plan, to the extent necessary to reflect a substitution for or assumption of stock incentive awards held by employees of other entities who become employees of the Corporation or a Subsidiary as the result of a merger of the employing entity with, or the acquisition of the property or stock of the employing entity by, the Corporation or a Subsidiary, directly or indirectly.

SECTION 8. Administration.

(a) Committee Authority and Structure. The Plan and all Awards granted under the Plan will be administered by the Compensation and Benefits Committee and the Special Committee. For purposes of any action taken by the Compensation and Benefits Committee or the Special Committee, whichever is applicable, a majority of the members will constitute a quorum, and the action of the members present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the applicable committee. Notwithstanding the foregoing, Awards under Section 9 and 10 shall be administered by the Board.

(b) Selection and Grant. Each Committee shall have the authority to determine the Employees (if any) to whom Awards will be granted under this Plan, the type of Award or Awards to be made, and the nature, amount, pricing, timing, and other terms of Awards to be made to any one or more of these individuals, and to establish the installments (if any) in which such Awards shall become exercisable or shall vest, or determine that no delayed exercisability or vesting is required, and establish the events of termination or reversion of such Awards, subject to the terms of this Plan.

(c) Construction and Interpretation. The Board, the Compensation and Benefits Committee and the Special Committee have the full authority and discretion to administer the Plan and to take any action that is necessary or advisable in connection with the administration of the Plan, including without limitation the authority and discretion to interpret and construe any provision of the Plan or of any agreement, notification or document evidencing the grant of an Award. The interpretation and construction by the Board, the Compensation and Benefits Committee or the Special Committee, as applicable, of any such provision and any determination by the Board, the Compensation and Benefits Committee or the Special Committee pursuant to any provision of the Plan or of any such agreement, notification or document will be final and conclusive; provided, that in the event the Compensation and Benefits Committee disagrees with the Special Committee with respect to such interpretation, construction or determination, the Compensation and Benefits Committee’s determination will be final and conclusive; provided further, that in the event the Board disagrees with the Compensation and Benefits Committee, the Board’s determination will be final and conclusive. If there is any conflict between an Award Agreement and any non-discretionary provisions of this Plan, the terms of this Plan shall govern.

(d) Express Authority (and Limitations on Authority) to Change Terms of Awards. Without limiting each Committee’s authority under other provisions of this Plan (including Sections 4(b), 7, 10, and 11), but subject to any express limitations of this Plan (including under Sections 7, 10, and 11), each Committee shall have the authority to accelerate the exercisability or vesting of an Award, to extend the term or waive early termination provisions of an Award (subject to the maximum ten-year term under Section 4(c)), to cancel, modify or waive the Corporation’s rights with respect to an Award or restrictive conditions of an Award (including forfeiture conditions), to modify, discontinue, suspend, or terminate any or all outstanding Awards held by Employees or Officers, with or without adjusting any holding period or other terms of the Award, in any case in such circumstances as the Committee deems appropriate; provided, however, that no such action by the Committee shall, in any way adversely affect any Award then outstanding and evidenced by an Award Agreement, without the affected Participant’s written consent. The Committee may not, however, reduce by amendment the exercise or purchase price of an outstanding award.

(e) Exclusive Authority for Section 162(m). Notwithstanding any provision of the Plan to the contrary, the Compensation and Benefits Committee will have the exclusive authority and discretion to take any action required or permitted to be taken under the provisions of this Section, Section 4(b), Section 7 and Section 11 with respect to Awards granted under the Plan that are intended to comply with the requirements of Section 162(m) of the Code.

(f) Rule 16b-3 Conditions; Bifurcation of Plan. It is the intent of the Corporation that Awards be interpreted in a manner that, in the case of Awards intended as exempt grants or purchases under Section 16 of the Exchange Act to Participants who are or may be Insiders, satisfies any applicable requirements of Rule 16b-3, so that these persons will be entitled to the benefits of Rule 16b-3 or other exemption rules under Section 16 and will not be subjected to avoidable liability thereunder.

(g) Delegation and Reliance. Each Committee may delegate to the officers or employees of the Corporation the authority to execute and deliver those instruments and documents, to do all acts and things, and to take all other steps deemed necessary, advisable or convenient for the effective administration of this Plan in accordance with its terms and purpose, except that a Committee may not delegate any discretionary authority to grant or amend an Award or with respect to substantive decisions or functions regarding this Plan or Awards as these relate to the material terms of Performance-Based Awards to Executive Officers or to the timing, eligibility, pricing, amount or other material terms of Awards to Insiders. In making any determination or in taking or not taking any action under this Plan, the Board and each Committee may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer, employee or agent of the Corporation shall be liable for any such action or determination taken or made or omitted in good faith.

(h) Exculpation and Indemnity. Neither the Corporation nor any member of the Board of Directors or of any Committee, nor any other person participating in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any person for any action taken or not taken in good faith under this Plan or for the failure of an Award (or action in respect of an Award) to satisfy Code requirements as to incentive stock options or to realize other intended tax consequences, to qualify for exemption or relief under Rule 16b-3 or to comply with any other law, compliance with which is not required on the part of the Corporation.

SECTION 9. Non-Employee Director Awards.

(a) Participation. Awards under this Section 9 shall be made only to Non-Employee Directors and shall be evidenced by Award Agreements setting forth the terms and conditions in this Section 9 and in Sections 6(a) and 6(b).

(b) Annual Awards. Prior to May 4, 2004, each Non-Employee Director was awarded an annual grant of Nonqualified Stock Options under this Section 9; provided that the Board, in its sole discretion, could award to each Non-Employee Director an Award of restricted stock with respect to any such annual stock option grant, which could be in addition thereto or in lieu thereof. Subject to other provisions of this Plan, including without limitation the share limits of Section 5(a), any such Award of restricted stock could be made with respect to such number of shares and on such terms and conditions as determined by the Board in its sole discretion, which number of shares and terms and conditions had to be the same for each Non-Employee Director receiving such Award. Commencing May 4, 2004, each Non-Employee Director shall be awarded an annual grant of Director Restricted Stock Units pursuant to Section 9(b)(1), and upon and following such date, and unless and until otherwise provided by the Board, no additional awards of Nonqualified Stock Options shall be made under this Section 9. The specific terms, conditions and provisions for each Director Restricted Stock Unit Award are set forth in Appendix A-1 to this Plan, incorporated herein and in each Award Agreement under this Section 9 by this reference.

(1) Annual Grants.

(A) Initial Award. If any person who is not then an officer or employee of the Corporation shall become a director of the Corporation, there shall be granted automatically to such person (without any action by the Board or Committee and in lieu of any automatic option grant under existing performance award plans) a Director Restricted Stock Unit Award (the date of grant of which shall be the date such person takes office) with respect to a number of Director Restricted Stock Units equal to (i) $50,000, divided by (ii) the Fair Market Value of a share of Common Stock on the date of grant, and (iii) multiplied by a fraction the numerator of which is the number of months that will lapse between the date the person becomes a director and the anticipated date of the Corporation’s next annual stockholders meeting, and the denominator of which is 12.

(B) Subsequent Annual Awards. Immediately following the annual stockholders meeting in each year during the term of this Plan there shall be granted on such date automatically (without any action by the Committee or the Board and in lieu of any automatic option grant under existing performance award plans) to each Non-Employee Director then continuing in office a Director Restricted Stock Unit Award with respect to a number of Director Restricted Stock Units equal to (i) $50,000 divided by (ii) the Fair Market Value of a share of Common Stock on the date of grant.

(2) Payment of Exercise Price of Options. With respect to Nonqualified Stock Options granted under this Section 9 prior to May 4, 2004, the exercise or purchase price of the Stock issuable pursuant to any Option granted under this Section 9 and any withholding obligation under applicable tax laws shall be paid in cash or any one or combination of (i) cash, (ii) a check payable to the order of the Corporation, (iii) the delivery of shares of Stock, provided that any such shares used in payment shall have been owned by the Participant at least six months prior to the date of exercise or (iv) notice and third party payment to the Corporation prior to any issue of Stock and otherwise in accordance with all applicable legal requirements in such manner as may be authorized by the Committee for all Participants. In the case of a payment by the means described in clause (iii) above, the Stock to be so delivered shall be determined by reference to the Fair Market Value of the Stock on the date as of which the payment is made.

(3) Option Period, Exercisability, Vesting. With respect to Nonqualified Stock Options granted under this Section 9 prior to May 4, 2004, each Option and all rights or obligations thereunder shall expire 10 years after the date of grant and shall be subject to earlier termination as provided below. Except as provided in Sections 9(b) (4) and (6), each Option granted under this Section 9 shall become exercisable in four equal annual installments on the first four anniversaries of the date of the grant. Director Restricted Stock Units granted under this Section 9 shall vest in three equal annual installments on the first three anniversaries of the date of grant.

(4) Termination of Directorship. If a Non-Employee Director’s services as a member of the Board of Directors terminate by reason of death or disability (the inability of the Non-Employee Director to continue to perform his or her duties as determined by the Committee), an Option granted pursuant to this Section 9 held by such Participant shall immediately become and shall remain fully exercisable for one year after the date of such termination or until the expiration of the stated term of such Option, whichever first occurs, and unvested Director Restricted Stock Units granted pursuant to this Section 9 shall immediately vest. If a Non-Employee Director’s services as a member of the Board of Directors terminate by reason of retirement (which may include a director’s resignation if the Board or the Committee designates such resignation as a retirement), an Option granted pursuant to this Section 9 held by such Participant shall immediately become and shall remain fully exercisable for three years after the date of such termination or until the expiration of the stated term of such Option, whichever first occurs, and unvested Director Restricted Stock Units granted pursuant to this Section 9 shall immediately vest. If a Non-Employee Director’s services as a member of the Board of Directors terminate for any other reason, any portion of an Option granted pursuant to this Section 9 that is not then exercisable shall terminate; any portion of such Option that is then exercisable may be exercised for three months after the date of such termination or until the expiration of the stated term, whichever first occurs; and any Director Restricted Stock Unit that is then unvested shall revert to the Corporation.

(5) Adjustments. Options and Director Restricted Stock Units granted under this Section 9 shall be subject to adjustment as provided in Section 7.

(6) Acceleration upon a Change of Control. Immediately prior to the occurrence of a Change of Control, each Option granted under this Section 9 shall become and shall remain fully exercisable for one year after the date of such Change of Control or until the expiration of the stated term of such Option, whichever first occurs, and each unvested Director Restricted Stock Unit shall vest. To the extent that any Option granted under this Section 9 is not exercised before (i) a dissolution of the Corporation or (ii) a merger or other corporate event that the Corporation does not survive, and no provision is (or consistent with the provisions of this Section 9 can be) made for the assumption, conversion, substitution or exchange of the Option, the Option shall terminate upon the occurrence of such event.

(c) Discretionary Restricted Stock Awards. In addition to the Awards of Director Restricted Stock Units granted pursuant to Section 9(b), the Board, in its sole discretion, may award to any Non-Employee Director one or more Award(s) of restricted stock or Director Restricted Stock Units; provided, however, that any such restricted stock or Director Restricted Stock Unit Award shall be subject to the provisions of this Plan, including without limitation the share limits of Section 5(a), and shall be made with respect to such number of shares and on such terms and conditions as determined by the Board in its sole discretion.

SECTION 10. Non-Employee Director Stock Units.

Subject to the provisions of this Plan and such rules and procedures as the Committee or the Board may establish from time to time, any Non-Employee Director may irrevocably elect to defer or receive in Director Stock Units all or a portion of the Retainer and/or fees payable to the Non-Employee Director for services on the Board of Directors and its committees or for attendance at Board meetings or committee meetings. The specific terms, conditions and provisions for each Director Stock Unit Award and elections (and of deferred compensation stock unit accounts under the Deferral Plan that have been converted into Director Stock Unit Accounts under this Plan) are set forth in Appendix A-2 to this Plan, incorporated herein and in each Award Agreement under this Section 10 by this reference. Notwithstanding anything to the contrary in the provisions of Appendix A-2 to this Plan, the Director Stock Unit Account of each Non-Employee Director who is a Participant in the Catellus Development Corporation 2000 Performance Award Plan (the “2000 Plan”) as of the date of the 2003 annual meeting of the Corporation’s stockholders is transferred to and merged into a Director Stock Unit Account under this Plan for such Participant as of such date and shall be governed by the terms of this Plan; provided, however, that any deferral election, distribution election and Beneficiary designation made by any Participant under the 2000 Plan shall apply with respect to such Participant’s participation under this Plan unless and until changed in accordance with the terms of this Plan. The Director Stock Units transferred to this Plan from the 2000 Plan as a result of such transfer and merger shall count against the share limit under the 2000 Plan, and any additional Director Stock Units credited to a Participant’s Director Stock Unit Account under this Plan thereafter, either with respect to deferral elections or as Dividend Equivalents, shall count against the share limit under this Plan.

SECTION 11. Amendment and Termination of This Plan and Award Agreements.

The Board of Directors may at any time amend, suspend or discontinue this Plan, subject to any stockholder approval that may be required under applicable law. The Board or the Committee may at any time alter or amend any or all Award Agreements under this Plan in any manner that would be authorized for a new Award under this Plan including, but not limited to, any manner set forth in Section 8(d) (subject to any applicable limitations thereunder and any applicable Code Section 162(m) considerations). Notwithstanding the foregoing, no such action by the Board or a Committee shall, in any manner adverse to a Participant (other than as expressly permitted by the terms of an Award Agreement and Section 7), affect any Award then outstanding and evidenced by an Award Agreement, without the Participant’s written consent (or the written consent of the Beneficiary who has become entitled to an Award).

SECTION 12. Miscellaneous.

(a) Unfunded Plans. This Plan shall be unfunded. Neither the Corporation nor the Board of Directors nor the Committee shall be required to segregate any assets that may at any time be represented by Awards made pursuant to this Plan. Neither the Corporation, the Committee, nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid or securities to be issued under this Plan. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

(b)	Rights of Employees and Officers and Other Participants.

(1) No Right to an Award. Status as an Employee or an Officer shall not be construed as a commitment that any one or more Awards will be made under this Plan to an Employee or Officer or to Employees or Officers generally. Status as a Participant shall not entitle the Participant to any additional Award.

(2) No Assurance of Employment. Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Employee or Participant any right to continue in the employ or other service of the Corporation or any Subsidiary or constitute any contract (of employment or otherwise) or limit in any way the right of the Corporation or any Subsidiary to change a person’s compensation or other benefits or to terminate the employment of a person with or without cause, at any time and with or without advance notice, but, nothing contained in this Plan or any document related hereto shall adversely affect any independent contractual right of such person without his or her consent thereto.

(c) Effective Date; Duration. This Plan has been adopted by the Board of Directors of the Corporation and became effective upon approval of the stockholders of the Corporation at the annual meeting held on September 26, 2003. This Plan shall remain in effect until any and all Awards under this Plan have been exercised, converted or terminated under the terms of this Plan and applicable Award Agreements. Notwithstanding the foregoing, no Award may be granted under this Plan after April 30, 2013. Any Award granted prior to such date may be amended after such date in any manner that would have been permitted prior to such date, except that no such amendment shall increase the number of shares subject to, comprising or referenced in such Award.

(d) Compliance with Laws. This Plan, Award Agreements, and the grant, exercise, conversion, operation and vesting of Awards, and the issuance and delivery of shares of Stock and/or other securities or property or the payment of cash under this Plan, Awards, or Award Agreements, are subject to compliance with all applicable federal and state laws, rules and regulations (including, but not limited to, state and federal insider trading, registration, reporting and other securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions (and the person acquiring such securities shall, if requested by the Corporation, provide such evidence, assurance and representations to the Corporation as to compliance with any thereof) as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

(e) Applicable Law. This Plan, Award Agreements and any related documents and matters shall be governed in accordance with the laws of the State of California, except as to matters of Federal law.

(f) Nonexclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Corporation, the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Stock, under any other plan or authority.

(g) Severability. In case any provision in this Plan shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions, or of such provision in any other jurisdiction, shall not in any way be affected or impaired thereby.

APPENDIX A-1

CATELLUS DEVELOPMENT CORPORATION

TERMS AND PROVISIONS

APPLICABLE TO DIRECTOR RESTRICTED STOCK UNIT AWARDS

2003 PERFORMANCE AWARD PLAN SECTION 9

These Terms supplement the terms of the 2003 Performance Award Plan (the “2003 Plan”) and shall apply to any Director Restricted Stock Unit Awards granted under Section 9(b) of the 2003 Plan, to the same extent as if included therein. These Terms also are incorporated by reference in the applicable Director Restricted Stock Unit Award Agreement. Capitalized terms used herein, and not otherwise defined, shall have the meanings set forth in the 2003 Plan.

1. Eligibility. All Non-Employee Directors are eligible to receive Director Restricted Stock Units (“Stock Units”) pursuant to Section 9(b) of the 2003 Plan and these Terms. An eligible director who satisfies these requirements and who executes a Director Restricted Stock Unit Award Agreement will be considered a “Participant” for purposes of these Terms and the 2003 Plan.

2. Timing of Deferral Election. A Non-Employee Director shall make an irrevocable deferral election with respect to his or her annual Director Restricted Stock Unit Award to be awarded in the following calendar year on or before the December 31 preceding such calendar year, in accordance with procedures established by the Committee; provided that, if no election is made, then the distribution with respect to such Stock Units shall be on the January 1 following such director’s termination of service on the Board. The Committee may permit any Non-Employee Director who first becomes a Non-Employee Director on or after the first day of any calendar year to make a Stock Unit deferral election within 30 days following the date that he or she becomes a Non-Employee Director. All elections shall be in writing in such form as provided by the Committee.

3. Stock Units; Director Restricted Stock Unit Accounts.

(a) Crediting to Director Restricted Stock Unit Accounts. The Corporation shall, as of each grant date for Stock Units credit the Participant’s Director Restricted Stock Unit Account with the applicable number of Stock Units. A Participant’s Director Restricted Stock Unit Account shall consist of such subaccounts as are necessary or convenient (the “Distribution Subaccounts”) to separately account for deferrals in different years and for Dividend Equivalents which may be subject to different vesting provisions or distribution elections.

(b) Statements. The Corporation shall submit to each Participant, within 120 days after the close of each calendar year, a statement in such form as the Committee or its delegate deems desirable setting forth the balance of each Participant’s Director Restricted Stock Unit Account.

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4. Vesting of Stock Units. Stock Units credited to a Participant’s Director Restricted Stock Unit Account shall vest as set forth in Section 9 of the 2003 Plan, except that Stock Units representing Dividend Equivalents shall at all times be fully vested.

5. Limitation on Rights Associated with Stock Units. A Participant’s Director Restricted Stock Unit Account shall be a memorandum account on the books of the Corporation. The Stock Units credited to a Participant’s Director Restricted Stock Unit Account shall be used solely as a device for the determination of the number of shares of Stock to be distributed eventually to the Participant under the 2003 Plan. The Stock Units shall not be treated as property or as a trust fund of any kind. No Participant shall be entitled to any voting or other stockholder rights with respect to Stock Units granted, credited or vested under the 2003 Plan. The number of Stock Units credited and vested (and the Stock to which the Participant is entitled under the 2003 Plan) shall be subject to adjustment in accordance with Section 8 hereof and Section 7 of the 2003 Plan. These Terms shall create only a contractual obligation on the part of the Corporation as to such amounts and shall not be construed as creating a trust. The 2003 Plan, in and of itself, has no assets. A Participant shall have only the rights of a general unsecured creditor of the Corporation with respect to amounts credited and rights no greater than the right to receive the Common Stock (or equivalent value) as a general unsecured creditor.

6. Dividend Equivalent Credits to Director Restricted Stock Unit Account.

(a) With respect to dividends declared by the Corporation with a dividend record date prior to January 1, 2005, as of the applicable payment date, a Participant’s Director Restricted Stock Unit Account shall be credited with additional Stock Units in an amount equal to (x) the amount of Dividend Equivalents representing dividends paid on that number of shares equal to the aggregate Stock Units credited to the Participant’s Director Restricted Stock Unit Account on the applicable record date divided by (y) the Fair Market Value of a share of Common Stock as of the applicable dividend payment date.

(b) With respect to dividends declared by the Corporation with a dividend record date on or after January 1, 2005, as of the applicable dividend payment date, the payment of Dividend Equivalents shall be determined as follows:

(i) Subject to clause (ii) below, each Participant shall receive a cash payment on the applicable dividend payment date in an amount equal to the amount of Dividend Equivalents representing dividends paid on that number of shares equal to the aggregate Stock Units credited to the Participant’s Director Restricted Stock Unit Account on the applicable record date.

(ii) Notwithstanding clause (i) above, a Participant may, on an annual basis, irrevocably elect to defer the payment of any Dividend Equivalent with respect to a dividend record date that occurs in the year to which the deferral election applies. If a Participant makes such an election, a Dividend Equivalent subaccount will be established under the Participant’s Director Restricted Stock Unit Account and as of the dividend payment date for each dividend record date that occurs during the year such election is in effect, the Participant’s Dividend Equivalent subaccount shall be credited with additional Stock Units in an amount equal to (x) the amount of the Dividend Equivalents representing dividends paid on that number of

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shares equal to the aggregate Stock Units credited to the Participant’s Director Restricted Stock Unit Account on the applicable record date, divided by (y) the Fair Market Value of a share of Common Stock as of the applicable dividend payment date; provided that the Participant is a Non-Employee Director on the applicable dividend payment date. All deferred Dividend Equivalents shall be credited to a single Dividend Equivalent subaccount established for the Participant, regardless of the year to which the deferral election relates. If the Participant is no longer a Non-Employee Director on the applicable dividend payment date, then such Dividend Equivalents shall be paid to the Participant in cash in accordance with clause (i) above as opposed to being deferred pursuant to this clause (ii), regardless of any deferral election the Participant may have made to the contrary. Any deferred election pursuant to this clause (ii) with respect to a calendar year shall be filed at such time and on such form as the Committee may require.

7. Distribution of Benefits.

(a) Time and Manner of Distribution. A Participant shall be entitled to receive a distribution of the vested amount in such Participant’s Director Restricted Stock Unit Account in accordance with the Participant’s elections made in the forms provided by the Committee.

(b) Change in the Manner of Distribution. Subject to Section 12(a), a Participant may change the manner of any distribution election from a lump sum to annual installments over a period of up to five years (or vice versa) by filing a new election with the Committee; provided, however, that no such election shall be effective until 12 months after such election is filed with the Committee, nor made with respect to any Distribution Subaccount after benefits with respect to such Distribution Subaccount have commenced. An election made pursuant to this Section 7(b) shall not affect the date of the commencement of benefits.

(c) Change in Election of Timing of Distribution. Subject to Section 12(a), a Participant may elect to accelerate or further defer the commencement of any distribution for any calendar year by filing a new election with the Committee; provided, however, that no such election shall be effective until 12 months after such election is filed with the Committee, nor made with respect to any Distribution Subaccount after benefits with respect to such Distribution Subaccount have commenced; further provided that no such new election shall be valid if it would not have been valid had it been made as the Participant’s initial election. An election made pursuant to this Section 7(c) shall not affect the manner (i.e., lump sum versus installments) of distribution.

(d) Effect of Death, Disability or Change of Control. Notwithstanding Sections 7(a), (b) and (c), if a Participant dies or becomes disabled, or a Change of Control shall occur and the Participant’s service as a Director shall terminate, the Participant’s Stock Units to the extent then vested shall be distributed immediately in a lump sum.

(e) Form of Distribution. Stock Units credited to an eligible director’s Distribution Subaccounts shall be distributed in an equivalent whole number of shares of the Corporation’s Common Stock. Fractions shall be disregarded in connection with any distribution, but may be accumulated. Notwithstanding anything else contained herein to the contrary, if the number of Stock Units remaining in the Participant’s Director Restricted Stock Unit Account is less than 100, then the remaining balance shall be distributed in a lump sum.

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8. Adjustments in Case of Changes in Common Stock. If any stock dividend, stock split, recapitalization, merger, consolidation, combination or other reorganization, exchange of shares, sale of all or substantially all of the assets of the Corporation, split-up, split-off, spin-off, extraordinary redemption, liquidation or similar change in capitalization or any distribution to holders of the Corporation’s Common Stock (other than cash dividends and cash distributions) shall occur, proportionate and equitable adjustments consistent with the effect of such event on stockholders generally (but without duplication of benefits if Dividend Equivalents are credited) shall be made in the number and type of shares of Common Stock or other securities, property and/or rights contemplated hereunder and of rights in respect of Stock Units and Director Restricted Stock Unit Accounts credited under the 2003 Plan so as to preserve the benefits intended.

9. Corporation’s Right to Withhold. The Corporation shall satisfy any income tax withholding obligation arising upon distribution of a Participant’s Director Restricted Stock Unit Account by reducing the number of shares of Common Stock otherwise deliverable to the Participant. The appropriate number of shares required to satisfy such tax withholding obligation in the case of Stock Units will be based on the Fair Market Value of a share of Common Stock on the day prior to the date of distribution. If the Corporation, for any reason, cannot satisfy the withholding obligation in accordance with the preceding sentence, the Participant shall pay or provide for payment in cash of the amount of any taxes which the Corporation may be required to withhold with respect to the benefits hereunder.

10. Limitation on Eligible Directors. Participation in the 2003 Plan shall not give any person the right to continue to serve as a member of the Board or any rights or interests other than as herein provided.

11. Beneficiaries.

(a) Beneficiary Designation. Upon forms provided by and subject to conditions imposed by the Corporation, each Participant may designate in writing the Beneficiary or Beneficiaries (as defined in Section 11(b)) whom such Participant desires to receive any amounts payable under the 2003 Plan after his or her death. The Corporation and the Committee may rely on the Participant’s designation of a Beneficiary or Beneficiaries last filed in accordance with the terms of the 2003 Plan.

(b) Definition of Beneficiary. A Participant’s “Beneficiary” or “Beneficiaries” shall be the person, persons, trust or trusts (or similar entity) designated by the Participant or, in the absence of a designation, entitled by will or the laws of descent and distribution to receive the Participant’s benefits under the 2003 Plan in the event of the Participant’s death, and shall mean the Participant’s executor or administrator if no other Beneficiary is identified and able to act under the circumstances.

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12. Other Provisions.

(a) Irrevocability of Payout Elections. Subject to Section 8 of the 2003 Plan, a Participant may, subject to the approval of the Committee, prospectively change an election under Section 7(a) or (b) by a subsequent election that will take effect at least 12 months after the subsequent election is received by the Corporation if, in the opinion of counsel to the Corporation, the subsequent election would not adversely affect the efficacy of deferrals under the Code in respect of other Participants in the 2003 Plan. Notwithstanding the preceding sentence, a Participant shall not be permitted to change an election with respect to any Distribution Subaccount from which benefits have commenced to be distributed.

(b) Notices. Any notices to be given under the terms of the 2003 Plan, these Terms or a Director Restricted Stock Unit Award Agreement shall be in writing and addressed to the Corporation at its principal executive office, to the attention of the Corporate Secretary and to the Participant at the address given beneath the Participant’s signature on the Director Restricted Stock Unit Award Agreement or to his or her last address of record in the records of the Corporation.

(c) Amendments. The Board shall have the right to amend these Terms in whole or in part from time to time, subject to Section 8 of the 2003 Plan.

(d) Governing Law; Severability. The validity of these Terms or any of its provisions and provisions of Director Restricted Stock Unit Award Agreements shall be construed, administered and governed in all respects under and by the laws of the State of California. If any provisions of these Terms shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions shall continue to be fully effective.

(e) Compliance with Laws. The 2003 Plan, these Terms, and the offer, issuance and delivery of shares of Common Stock through the deferral of compensation under the 2003 Plan are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law) and to such approvals by any listing, agency or regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under the 2003 Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure compliance with all applicable securities laws and other legal requirements.

(f) Restrictions on Transfer. Neither the Stock Units, nor any interest therein, nor amount payable or Common Stock deliverable in respect thereof, may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily, other than by will or the laws of descent and distribution. This restriction on exercise and transfer shall not be deemed to prohibit, to the extent permitted by the Committee, transfers without consideration for estate and financial planning purposes. Common Stock issued upon payment of a Director Restricted Stock Unit Account shall be subject to only such restrictions on transfer as may be necessary or advisable, in the opinion of legal counsel to the Corporation, to assure compliance with applicable securities laws.

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APPENDIX A-2

CATELLUS DEVELOPMENT CORPORATION

TERMS AND PROVISIONS

APPLICABLE TO DIRECTOR STOCK UNIT AWARDS

2003 PERFORMANCE AWARD PLAN SECTION 10

These Terms supplement the terms of the 2003 Performance Award Plan (the “2003 Plan”) and shall apply to any deferral election made under Section 10 of the 2003 Plan, to the same extent as if included therein. These Terms also are incorporated by reference in the applicable Director Stock Unit Award Agreement.

1. Eligibility. All Non-Employee Directors are eligible to elect irrevocably to defer all or a portion of their Retainer or Meeting Fees or both and instead receive Director Stock Units pursuant to Section 10 of the 2003 Plan and these Terms. An eligible director who satisfies these requirements and who executes a Director Stock Unit Award Agreement will be considered a “Participant” for purposes of these Terms and the 2003 Plan.

2. Timing of Deferral Election.

(a) Ongoing Elections. A Non-Employee Director may irrevocably elect to defer a portion of his or her Retainer for services to be rendered during the following calendar year in Director Stock Units by making an election on or before the December 31 preceding such calendar year, in accordance with procedures established by the Committee. A Non-Employee Director may also irrevocably elect to defer a portion of his or her fees for service on Board committees or for attendance at Board meetings or committee meetings during a calendar year by making an election on or before the December 31 preceding such calendar year, in accordance with procedures established by the Committee. The Committee may permit any Non-Employee Director who first becomes a Non-Employee Director Plan on or after the first day of any calendar year to make a Stock Unit deferral election within 30 days following the date that he or she becomes a Non-Employee Director. All elections shall be in writing in the form of Schedule 1 or such other form as provided by the Committee.

(b) Installments Available. The portions of the Retainer and other fees subject to deferral under Section 2(b) of these Terms shall be limited to increments of 25%, 50%, 75%, or 100%.

3. Stock Units; Stock Unit Accounts.

(a) Crediting to Stock Unit Accounts. If a Participant elects to defer a portion of his or her Retainer, the Corporation shall, as of the beginning of the year in which the Retainer will be earned (or, in the case of a Participant who is first elected to the Board, as of the date of his or her election) credit the Director’s Stock Unit Account with a number of Stock Units determined by dividing the applicable deferred portion of the Participant’s Retainer by 90% of the Fair Market Value of a share of Common Stock on the date of the Award. If a Participant elects to defer a portion of his or her Board meeting or committee meeting fees (collectively, the “Meeting Fees”), the Corporation shall, as of the last day of the calendar year in

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which the fees are earned, credit the Director’s Stock Unit Account with a number of Stock Units determined by dividing the applicable deferred portion of the Participant’s fees by 90% of the Fair Market Value of a share of Common Stock on such date. Meeting Fees with respect to Board or committee meetings will be considered to be earned in the calendar year in which the applicable meeting begins. A Participant’s Stock Unit Account shall consist of such subaccounts as are necessary or convenient (the “Distribution Subaccounts”) to separately account for deferred Retainers and Meeting Fees, for deferrals in different years and for Dividend Equivalents (as defined below) thereon which are subject to different vesting provisions or distribution elections.

(b) Statements. The Corporation shall submit to each Participant, within 120 days after the close of each calendar year, a statement in such form as the Committee or its delegate deems desirable setting forth the balance of each Participant’s Director Stock Unit Account.

4. Vesting of Stock Units.

(a) Vesting. Director Stock Units credited to a Directors Stock Unit Account (other than Director Stock Units representing Dividend Equivalents which are only credited to already vested Director Stock Units) for the calendar year with respect to a Participant’s deferred Retainer shall proportionately vest on a per diem basis assuming a 365-day year and shall fully vest at the end of the applicable calendar year. Director Stock Units credited to a Directors Stock Unit Account with respect to deferred committee or meeting fees shall at all times be fully vested. Units representing Dividend Equivalents shall at all times be fully vested.

(b) Acceleration of Vesting of Accounts. The vesting of the rights of each Participant in respect of any unvested Director Stock Units for a calendar year shall be accelerated if a Participant ceases to be a member of the Board by reason of death or disability during the year.

5. Limitations on Rights Associated with Units. A Participant’s Director Stock Unit Account shall be a memorandum account on the books of the Corporation. The Director Stock Units credited to a Participant Director’s Stock Unit Account shall be used solely as a device for the determination of the number of shares of Common Stock to be distributed eventually to the Participant under the 2003 Plan. The Director Stock Units shall not be treated as property or as a trust fund of any kind. No Participant shall be entitled to any voting or other stockholder rights with respect to Director Stock Units granted, credited or vested under the 2003 Plan. The number of Director Stock Units credited and vested (and the Common Stock to which the Participant is entitled under the 2003 Plan) shall be subject to adjustment in accordance with Section 8 hereof and Section 7 of the 2003 Plan. These Terms shall create only a contractual obligation on the part of the Corporation as to such amounts and shall not be construed as creating a trust. The 2003 Plan, in and of itself, has no assets. A Participant shall have only the rights of a general unsecured creditor of the Corporation with respect to amounts credited and rights no greater than the right to receive the Common Stock (or equivalent value) as a general unsecured creditor.

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6. Dividend Equivalent Credits to Stock Unit Account.

(a) With respect to dividends declared by the Corporation with a dividend record date prior to January 1, 2005, as of the applicable dividend payment date, a Participant’s Stock Unit Account shall be credited with additional Director Stock Units in an amount equal to (x) the amount of the Dividend Equivalents representing dividends paid on that number of shares equal to the aggregate Director Stock Units in the Participant’s Director Stock Unit Account that are vested on the applicable dividend record date and Director Stock Units that have vested after the applicable dividend record date and on or before the applicable dividend payment date divided by (y) 90% of the Fair Market Value of a share of Common Stock as of the applicable dividend payment date.

(b) With respect to dividends declared by the Corporation with a dividend record date on or after January 1, 2005, as of the applicable dividend payment date, the payment of Dividend Equivalents shall be determined as follows:

(i) Subject to clause (ii) below, each Participant shall receive a cash payment on the applicable dividend payment date in an amount equal to the amount of the Dividend Equivalents representing dividends paid on that number of shares equal to the aggregate Director Stock Units in the Participant’s Director Stock Unit Account that are vested on the applicable dividend record date and Director Stock Units that have vested after the applicable dividend record date and on or before the applicable dividend payment date (including Director Stock Units previously credited as deferred Dividend Equivalents pursuant to clause (ii) below).

(ii) Notwithstanding clause (i) above, a Participant may, on an annual basis, irrevocably elect to defer the payment of any Dividend Equivalents with respect to a dividend record date that occurs in the year to which the deferral election applies. If a Participant makes such an election, a Dividend Equivalent subaccount will be established under the Participant’s Director Stock Unit Account and as of the dividend payment date for each dividend record date that occurs during the year such election is in effect, the Participant’s Dividend Equivalent subaccount shall be credited with additional Director Stock Units in an amount equal to (x) the amount of the Dividend Equivalents representing dividends paid on that number of shares equal to the aggregate Director Stock Units in the Participant’s Director Stock Unit Account that are vested on the applicable dividend record date and Director Stock Units that have vested after the applicable dividend record date and on or before the applicable dividend payment date (including Director Stock Units previously credited as deferred Dividend Equivalents pursuant to this clause (ii)) divided by (y) 90% of the Fair Market Value of a share of Common Stock as of the applicable dividend payment date; provided that the Participant is a Non-Employee Director on the applicable dividend payment date. All deferred Dividend Equivalents shall be credited to the single Dividend Equivalent subaccount established for the Participant, regardless of the year to which the deferral election relates. If the Participant is no longer a Non-Employee Director on the applicable dividend payment date, then such Divided Equivalents shall be paid to the Participant in cash in accordance with clause (i) above as opposed to being deferred pursuant to this clause (ii), regardless of any deferral election the Participant may have made to the contrary. Any deferral election pursuant to this clause (ii) with respect to a particular calendar year must be filed at the same time as deferral elections are generally required to be filed with respect to a deferral of Retainers and/or Meeting Fees for services in that year in accordance with Section 2(a).

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7. Distribution of Benefits.

(a) Time and Manner of Distribution. Subject to Section 6(b)(i), with respect to an election filed for Retainers, Meeting Fees and/or other fees earned after 2003, a Participant shall be entitled to receive a distribution of the vested amount deferred under such election (together with Dividend Equivalents credited thereon to the Participant’s Account pursuant to Section 6(a)) in accordance with the Participant’s election made pursuant to the Participant’s Award Agreement in substantially the form of Schedule 1. With respect to an election filed for Dividend Equivalents credited in accordance with Section 6(b)(ii), a Participant shall be entitled to receive a distribution of the Dividend Equivalents credited to the Participant’s Dividend Equivalent subaccount in accordance with the Participant’s election made pursuant to the Participant’s Dividend Equivalent Deferral Agreement in the form approved by the Company.

(b) Change in the Manner of Distribution. Subject to Section 12(a), a Participant may change the manner of any distribution election from a lump sum to annual installments over a period of up to five years (or vice versa) made with respect to any Retainer, Meeting Fees or other fee deferred under Section 2(b) or Dividend Equivalents deferred under Section 6(b)(ii) by filing a new election with the Committee; provided, however, that no such election shall be effective until 12 months after such election is filed with the Committee, nor made with respect to any Distribution Subaccount after benefits with respect to such Distribution Subaccount have commenced. An election made pursuant to this Section 7(b) shall not affect the date of the commencement of benefits.

(c) Change in Election of Timing of Distribution. Subject to Section 12(a), a Participant may elect to accelerate or further defer the commencement of any distribution with respect to the Retainer, Meeting Fees or other fee deferred under Section 2(b) or Dividend Equivalents deferred under Section 6(b)(ii), for any calendar year by filing a new election with the Committee; provided, however, that no such election shall be effective until 12 months after such election is filed with the Committee, nor made with respect to any Distribution Subaccount after benefits with respect to such Distribution Subaccount have commenced; further provided that no such new election shall be valid if it would not have been valid had it been made as the Participant’s initial election. An election made pursuant to this Section 7(c) shall not affect the manner (i.e., lump sum versus installments) of distribution.

(d) Effect of Death, Disability or Change of Control. Notwithstanding Sections 7(a), (b), (c) and (d), if a Participant dies or becomes disabled, or a Change of Control shall occur and the Participant’s service as a Director shall terminate, the Participant’s Director Stock Unit Accounts to the extent then credited and whether or not then vested for the remainder of the then current calendar year shall be fully vested and shall be distributed immediately in a lump sum.

(e) Form of Distribution. Director Stock Units credited to an Eligible Director’s Distribution Subaccounts shall be distributed in an equivalent whole number of shares

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of the Corporation’s Common Stock. Fractions shall be disregarded in connection with any distribution, but may be accumulated. Notwithstanding anything else contained herein to the contrary, if the number of Units remaining in the Director Stock Unit Account is less than 100, then the remaining balance shall be distributed in a lump sum.

8. Adjustments in Case of Changes in Common Stock. If any stock dividend, stock split, recapitalization, merger, consolidation, combination or other reorganization, exchange of shares, sale of all or substantially all of the assets of the Corporation, split-up, split-off, spin-off, extraordinary redemption, liquidation or similar change in capitalization or any distribution to holders of the Corporation’s Common Stock (other than cash dividends and cash distributions) shall occur, proportionate and equitable adjustments consistent with the effect of such event on stockholders generally (but without duplication of benefits if Dividend Equivalents are credited) shall be made in the number and type of shares of Common Stock or other securities, property and/or rights contemplated hereunder and of rights in respect of Director Stock Units and Director Stock Unit Accounts credited under the 2003 Plan so as to preserve the benefits intended.

9. Corporation’s Right to Withhold. The Corporation shall satisfy any income tax withholding obligation arising upon distribution of a Participant’s Stock Unit Account by reducing the number of shares of Common Stock otherwise deliverable to the Participant. The appropriate number of shares required to satisfy such tax withholding obligation in the case of Stock Units will be based on the Fair Market Value of a share of Common Stock on the day prior to the date of distribution. If the Corporation, for any reason, cannot satisfy the withholding obligation in accordance with the preceding sentence, the Participant shall pay or provide for payment in cash of the amount of any taxes which the Corporation may be required to withhold with respect to the benefits hereunder.

10. Limitation on Eligible Directors. Participation in the 2003 Plan shall not give any person the right to continue to serve as a member of the Board or any rights or interests other than as herein provided.

11. Beneficiaries.

(a) Beneficiary Designation. Upon forms provided by and subject to conditions imposed by the Corporation, each Participant may designate in writing the Beneficiary or Beneficiaries (as defined in Section 11(b)) whom such Participant desires to receive any amounts payable under the 2003 Plan after his or her death. The Corporation and the Committee may rely on the Participant’s designation of a Beneficiary or Beneficiaries last filed in accordance with the terms of the 2003 Plan.

(b) Definition of Beneficiary. A Participant’s “Beneficiary” or “Beneficiaries” shall be the person, persons, trust or trusts (or similar entity) designated by the Participant or, in the absence of a designation, entitled by will or the laws of descent and distribution to receive the Participant’s benefits under the 2003 Plan in the event of the Participant’s death, and shall mean the Participant’s executor or administrator if no other Beneficiary is identified and able to act under the circumstances.

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12. Other Provisions.

(a) Irrevocability of Payout Elections. Subject to Section 8 of the 2003 Plan, a Participant may, subject to the approval of the Committee, prospectively change an election under Section 7(a) or (b) by a subsequent election that will take effect at least 12 months after the subsequent election is received by the Corporation if, in the opinion of counsel to the Corporation, the subsequent election would not adversely affect the efficacy of deferrals under the Code in respect of other Participants in the 2003 Plan. Notwithstanding the preceding sentence, a Participant shall not be permitted to change an election with respect to any Distribution Subaccount from which benefits have commenced to be distributed.

(b) Notices. Any notices to be given under the terms of the 2003 Plan, these Terms or a Stock Unit Award Agreement shall be in writing and addressed to the Corporation at its principal executive office, to the attention of the Corporate Secretary and to the Participant at the address given beneath the Participant’s signature on the Stock Unit Award Agreement or to his or her last address of record in the records of the Corporation.

(c) Amendments. The Board shall have the right to amend these Terms in whole or in part from time to time, subject to Section 8 of the 2003 Plan.

(d) Governing Law; Severability. The validity of these Terms or any of its provisions and provisions of Stock Unit Award Agreements shall be construed, administered and governed in all respects under and by the laws of the State of California. If any provisions of these Terms shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions shall continue to be fully effective.

(e) Compliance with Laws. The 2003 Plan, these Terms, and the offer, issuance and delivery of shares of Common Stock through the deferral of compensation under the 2003 Plan are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law) and to such approvals by any listing, agency or regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under the 2003 Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure compliance with all applicable securities laws and other legal requirements.

(f) Restrictions on Transfer. Neither the Stock Units, nor any interest therein, nor amount payable or Common Stock deliverable in respect thereof, may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily, other than by will or the laws of descent and distribution. This restriction on exercise and transfer shall not be deemed to prohibit, to the extent permitted by the Committee, transfers without consideration for estate and financial planning purposes. Common Stock issued upon payment of a Director Stock Unit Account shall be subject to only such restrictions on transfer as may be necessary or advisable, in the opinion of legal counsel to the Corporation, to assure compliance with applicable securities laws.

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Schedule 1

CATELLUS DEVELOPMENT CORPORATION

STOCK UNIT AWARD AGREEMENT

FOR NON-EMPLOYEE DIRECTORS

(DEFERRAL FOR 20       PLAN YEAR)

THIS DIRECTOR STOCK UNIT AWARD AGREEMENT (“AGREEMENT”) is dated as of the              day of                 , 20      , between CATELLUS DEVELOPMENT CORPORATION, a Delaware corporation (the “Corporation”), and                                  (the “Participant”).

In consideration of the services rendered and to be rendered by the Participant, the Corporation and the Participant agree as follows:

1. Stock Unit Deferral Election. The Participant hereby irrevocably elects to defer under Section 10 of the Corporation’s 2003 Performance Award Plan (the “Plan”) the following percentage(s) of the Retainer(s) and/or Meeting Fees that will become payable to the Participant for services to be rendered during the year commencing January 1,              (the “Plan Year”) (fill in percentage and initial your election):

Retainer	% (Fill in 0%, 25%, 50%, 75% or 100%)
Meeting Fees	% (Fill in 0%, 25%, 50%, 75% or 100%)
Chairman’s Retainer	% (Fill in 0%, 25%, 50%, 75% or 100%)

Such amounts shall be credited in Stock Units in accordance with Section 10 of the Plan. Capitalized terms not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

2. Timing and Manner of Distribution of Stock Units. Participant hereby further irrevocably elects to receive a distribution of his or her vested Stock Units deferred, in accordance with the choice indicated below (check one and initial the option you choose):

☐	_______	A single lump sum deliverable on the January 1 following his or her termination of service on the Board; or

☐	_______	Substantially equal annual installments over [specify number, not to exceed five] years commencing on the January 1 following his or her termination of service on the Board; or

☐	_______	A single lump sum deliverable on the earlier of January 1, [fill in a year that is not less than three years after the Plan Year 1]or on the January 1 following his or her termination of service on the Board; or

☐	_______	Substantially equal annual installments over [specify number, not to exceed five] years commencing on the earlier of January 1, [fill in a year that is not less than three years after the Plan Year] or on the January 1 following his or her termination of service on the Board; or

☐	_______	A single lump sum deliverable on the later of January 1, [fill in a year that is not less than three years after the Plan Year] or on the January 1 following his or her termination of service on the Board; or

☐	_______	Substantially equal annual installments over [specify a number, not to exceed five] commencing on the later of January 1, [fill in a year that is not less than three years after the Plan Year] or on the January 1 following his or her termination of service on the Board.

Distributions will be made on or as soon as administratively practicable after the specified delivery date.

3. General Terms. The deferral in and vesting of Stock Units and this Agreement are subject to, and the Corporation and the Participant agree to be bound by, the applicable provisions of the Plan, incorporated herein by this reference. The Participant acknowledges receiving a copy of the Plan and understanding its applicable provisions. Provisions of the Plan that grant further discretionary authority to the Corporation, the Board or the Committee shall not create any rights in the Participant, unless such rights are expressly set forth herein.

4. Effect of Agreement. This Agreement shall only be effective with respect to the Retainer and fees for the Plan Year. The Participant and the Corporation must enter into a separate Stock Unit Award Agreement in order to provide for the deferral of any Retainer or Meeting Fees in respect of future calendar years.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first written above.

CATELLUS DEVELOPMENT CORPORATION
“Corporation”

By:
Title:

PARTICIPANT

(Signature)

(Print Name)

(Address)

(City, State, Zip Code)

(Social Security Number)

CONSENT OF SPOUSE

In consideration of the execution of the foregoing Director Stock Unit Award Agreement, I,                                         , the spouse of the Participant herein named, do hereby join with my spouse in executing the Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan and the General Provisions.

DATED: , 20
Signature of Spouse

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